Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of BlackRock Funds III of our report dated February 14, 2018, relating to the financial statements and financial highlights, which appears in iShares S&P 500 Index Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Other Service Providers” “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania

August 14, 2018